                                                                      EXHIBIT 99

                                   LIFEPOINT
                                HOSPITALS, INC.

CONTACT:          MICHAEL J. CULOTTA
                  SENIOR VICE PRESIDENT AND
                    CHIEF FINANCIAL OFFICER
                  (615) 372-8512

                   LIFEPOINT HOSPITALS REPORTS FOURTH QUARTER
                              AND YEAR-END RESULTS

BRENTWOOD, TENNESSEE (February 18, 2003) - LifePoint Hospitals, Inc. (NASDAQ:
LPNT) today announced results for the fourth quarter and year ended December 31, 2002.

         For the quarter ended December 31, 2002, net revenues were $201.9 million, up 22.9% from $164.3 million a year ago. Income before extraordinary item for the quarter totaled $17.8 million, or $0.45 per diluted share, versus $10.3 million, or $0.27 per diluted share in the prior year period, representing increases of 72.5% and 66.7%, respectively. Including extraordinary items, net income for the quarter totaled $17.6 million, or $0.44 per diluted share, versus $10.3 million, or $0.27 per diluted share in the prior-year period, representing increases of 70.1% and 63.0%, respectively. Earnings before interest, income taxes, depreciation, amortization, ESOP expense, minority interest, and extraordinary loss (EBITDA) increased 29.7% to $45.9 million for the quarter from $35.3 million in the same period last year.

         For the year ended December 31, 2002, net revenues were $743.6 million, up 20.0% from $619.4 million a year ago. Income before extraordinary item for the year totaled $60.6 million, or $1.56 per diluted share, versus $34.9 million, or $0.94 per diluted share in the prior year, representing increases of 73.6% and 66.0%, respectively. Including extraordinary items, net income for the year totaled $41.5 million, or $1.10 per diluted share, versus $33.3 million, or $0.90 per diluted share in the prior-year period, representing increases of 24.6% and 22.2%, respectively. Earnings before interest, income taxes, depreciation, amortization, ESOP expense, minority interest, gain on previously impaired assets and extraordinary loss (EBITDA) increased 27.6% to $167.7 million for the year from $131.4 million in the same period last year.

         During the fourth quarter of 2002, the Company completed the acquisitions of the following five hospitals: 100-bed Russellville Hospital, located in Russellville, Alabama; 132-bed Logan General Hospital and its affiliated entities, which include Guyan Valley Hospital, a 19-bed critical access hospital, all located in Logan, West Virginia; 99-bed Burdick-West Medical Center in Haleyville, Alabama; and 71-bed Northwest Medical Center in Winfield, Alabama. In addition, the Company acquired the remaining 30% interest in Dodge City Healthcare Group, L.P., the joint venture that owns and operates 110-bed Western Plains Regional Hospital in Dodge City, Kansas. These acquisitions increase the number of facilities operated by LifePoint Hospitals to 28.

         Kenneth C. Donahey, chairman and chief executive officer of LifePoint Hospitals, said, "By most measures, 2002 has been an exceptional year for LifePoint Hospitals. Our financial results have been outstanding, driven by strong operating performance and intense fiscal discipline. In addition, in our non-urban communities, we have invested approximately $60.7 million in 2002, helping to expand and improve services. And, finally, we have added five new facilities to our family of hospitals throughout the nation, bringing the total to 28.


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

LPNT Announces Year-End Results
Page 2
February 18, 2003

         "LifePoint Hospitals' success in 2002 demonstrates that serving the needs of communities and serving the interests of shareholders represents a positive alignment of incentives. This confluence of interests has enabled our company to grow increasingly stronger. For the future, we will build upon these strengths. Through disciplined growth, continuous improvements and prudent investments, we believe we are better positioned than ever to continue adding value for our shareholders and for our 27 communities throughout the United States."

         A listen-only simulcast and replay of LifePoint Hospitals' fourth quarter and year-end conference call will be available on-line at www.lifepointhospitals.com and www.companyboardroom.com on February 19, 2003, beginning at 10:00 a.m. Eastern Time.

         LifePoint Hospitals, Inc. operates 28 hospitals in non-urban areas. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 9,000 employees.

                                     ******

         This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict with accuracy. These statements are subject to various risks and uncertainties relating to the Company, including, without limitation, (i) changes in reimbursement to healthcare providers by government and commercial third party payors that may reduce payments, as well as cost-containment efforts of insurers and other payors; (ii) its ability to attract and retain qualified management and personnel, including physicians, nurses and clinical support personnel; (iii) the geographic concentration of the Company's operations; (iv) risks associated with the Company's acquisition and capital improvements strategies; (v) the ability of the Company to successfully integrate newly acquired facilities; (vi) managing healthcare risks resulting from the delivery of patient care and the lack of state and federal tort reform; (vii) the regulated nature of the healthcare industry; (viii) the highly competitive nature of the healthcare industry; (ix) the potential adverse impact of government investigations and litigation involving the business practices of HCA Inc. (to the extent relating to periods prior to the Company's formation) and of other healthcare providers (to the extent such investigations and litigation may affect the Company or its industry segment); (x) fluctuations in the market value of the Company's common stock; (xi) the economic effects of local markets and how employers will provide healthcare coverage to their employees; (xii) changes in the Company's liquidity or indebtedness; (xiii) the availability, cost and terms of insurance coverage for the Company and its physicians; (xiv) changes in accounting policies and practices; (xv) changes in revenue mix and the ability of the Company to enter into and renew managed care provider arrangements on acceptable terms; (xvi) the ability to maintain and increase patient volumes; (xvii) the possible enactment of Federal or state healthcare reform; (xviii) the outcome of the Company's continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, and the Company's corporate integrity agreement with the government; and (xix) those risks and uncertainties described from time to time in the Company's filings with the Securities and Exchange Commission. Therefore, the Company's future results may differ materially from those described in this release. The Company undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

         All references to "Company" and "LifePoint" as used throughout this release refer to LifePoint Hospitals, Inc. and its affiliates.


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

LPNT Announces Year-End Results
Page 3
February 18, 2003

                            LIFEPOINT HOSPITALS, INC.
                    UNAUDITED CONSOLIDATED INCOME STATEMENTS
                  DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

                                              FOR THE THREE MONTHS ENDED                      FOR THE YEARS ENDED
                                                    DECEMBER 31,                                 DECEMBER 31,
                                       ---------------------------------------     ----------------------------------------
                                              2002                  2001                  2002                  2001
                                       -----------------     -----------------     -----------------     ------------------
                                       AMOUNT      RATIO     AMOUNT      RATIO     AMOUNT      RATIO     AMOUNT       RATIO
                                       ------      -----     ------      -----     ------      -----     ------       -----
Revenues(1)                            $201.9      100.0%    $164.3      100.0%    $743.6      100.0%    $619.4       100.0%
Salaries and benefits                    78.8       39.0%      64.2       39.1%     291.4       39.2%     243.2        39.3%
Supplies                                 24.8       12.3%      20.8       12.7%      92.2       12.4%      78.2        12.6%
Other operating expenses(1)              36.0       17.9%      32.3       19.6%     137.1       18.4%     120.8        19.5%
Provision for
    doubtful accounts                    16.4        8.1%      11.7        7.1%      55.2        7.4%      45.8         7.4%
Depreciation & amortization               9.9        4.9%       9.9        6.2%      37.9        5.1%      34.7         5.6%
Interest expense, net                     3.4        1.7%       3.9        2.3%      13.3        1.8%      18.1         2.9%
Gain on previously
    impaired assets                        --         --%        --         --%        --         --%      (0.5)       (0.1)%
ESOP expense                              2.3        1.1%       2.4        1.4%       9.7        1.3%      10.4         1.7%
                                       ------      -----     ------      -----     ------      -----     ------       -----
                                        171.6       85.0%     145.2       88.4%     636.8       85.6%     550.7        88.9%
                                       ------      -----     ------      -----     ------      -----     ------       -----

Income before minority
    interest, income taxes
    and extraordinary item               30.3       15.0%      19.1       11.6%     106.8       14.4%      68.7        11.1%
Minority interest                          --         --%       0.8        0.5%       2.2        0.3%       2.7         0.4%
                                       ------      -----     ------      -----     ------      -----     ------       -----

Income before income taxes
    and extraordinary item               30.3       15.0%      18.3       11.1%     104.6       14.1%      66.0        10.7%
Provision for income taxes               12.5        6.2%       8.0        4.8%      44.0        5.9%      31.1         5.1%
                                       ------      -----     ------      -----     ------      -----     ------       -----

Income before
    extraordinary item                   17.8        8.8%      10.3        6.3%      60.6        8.2%      34.9         5.6%
Extraordinary loss on early
    retirement of debt, net               0.2        0.1%        --         --%      19.1        2.6%       1.6         0.2%
                                       ------      -----     ------      -----     ------      -----     ------       -----
Net income                             $ 17.6        8.7%    $ 10.3        6.3%    $ 41.5        5.6%    $ 33.3         5.4%
                                       ======      =====     ======      =====     ======      =====     ======       =====

Shares used in diluted
    EPS (000's)                        44,010                38,353                41,867                37,148

Diluted earnings per share:
    Income before
        extraordinary item(2)          $ 0.45                $ 0.27                $ 1.56                $ 0.94
    Extraordinary loss on early
        retirement of debt, net         (0.01)                   --                 (0.46)                (0.04)
                                       ------                ------                ------                ------
    Net income(3)                      $ 0.44                $ 0.27                $ 1.10                $ 0.90
                                       ======                ======                ======                ======

(1) The Company recorded prior year contractual adjustments that increased revenues by $5.1 million for the fourth quarter of 2002 compared with $0.1 million for the same period last year. For the year ended December 31, 2002, the Company recorded prior year contractual adjustments that increased revenues by $13.0 million compared with $2.0 million for the same period last year. Of the $13.0 million recorded for the year ended December 31, 2002, $8.0 million is primarily related to cost reports that were delayed by outpatient PPS and $5.0 million is related to the favorable settlement of a Kentucky Medicaid rate appeal, which is offset by related expenses of $0.9 million included in other operating expenses. See "Supplemental Information" for further details elsewhere in this release.

(2) See "Unaudited Earnings Per Share Calculation" for detail of calculation elsewhere in this release.

(3) In April 2002, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 145, "Recission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The recission of FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," no longer allows companies to report gains or losses from extinguishment of debt as an extraordinary item. Effective January 1, 2003, the Company will adopt FASB Statement No. 145, resulting in a $0.03 decrease in net income per diluted share from $1.10 to $1.07 for the year ended December 31, 2002, but no change in net income per diluted share for the three months ended December 31, 2002.


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

LPNT Announces Year-End Results
Page 4
February 18, 2003

                           LIFEPOINT HOSPITALS, INC.
                    UNAUDITED EARNINGS PER SHARE CALCULATION
                 DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

                                                                     THREE MONTHS ENDED       YEARS ENDED
                                                                        DECEMBER 31,          DECEMBER 31,
                                                                     ------------------    ------------------
                                                                      2002       2001       2002       2001
                                                                     -------    -------    -------    -------
Numerator:
    Numerator for basic earnings per share - income
        before extraordinary item                                    $  17.8    $  10.3    $  60.6    $  34.9
    Effect of convertible notes                                          1.9         --        4.6         --
                                                                     -------    -------    -------    -------

    Numerator for diluted earnings per share - income
        before extraordinary item                                    $  19.7    $  10.3    $  65.2    $  34.9
                                                                     =======    =======    =======    =======

Denominator: (000s)
    Denominator for basic earnings per share - weighted
        average shares                                                37,736     37,190     37,536     35,714
    Effect of dilutive securities:
        Employee stock options                                           912      1,066      1,005      1,332
        Other                                                             83         97         86        102
        Convertible notes                                              5,279         --      3,240         --
                                                                     -------    -------    -------    -------

Denominator for diluted earnings per share - adjusted
    weighted average shares                                           44,010     38,353     41,867     37,148
                                                                     =======    =======    =======    =======

Basic income before extraordinary item per share                     $  0.47    $  0.28    $  1.62    $  0.97
                                                                     =======    =======    =======    =======

Diluted income before extraordinary item per share                   $  0.45    $  0.27    $  1.56    $  0.94
                                                                     =======    =======    =======    =======


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

LPNT Announces Year-End Results
Page 5
February 18, 2003

                            LIFEPOINT HOSPITALS, INC.
                           CONSOLIDATED BALANCE SHEETS
                               DOLLARS IN MILLIONS


                                                                                                   DECEMBER 31,   DECEMBER 31,
                                                                                                       2002           2001
                                                                                                   ------------   ------------
                                                                                                   (UNAUDITED)
                                                                ASSETS
Current assets:
    Cash and cash equivalents                                                                        $   23.0       $   57.2
    Accounts receivable, less allowances for doubtful accounts
       of $109.1 and $59.0 at December 31, 2002 and 2001, respectively                                   85.0           56.7
    Inventories                                                                                          20.5           16.3
    Deferred income taxes and other current assets                                                       14.8           18.7
                                                                                                     --------       --------
                                                                                                        143.3          148.9
Property and equipment:
    Land                                                                                                 11.3           10.7
    Buildings and improvements                                                                          285.3          262.0
    Equipment                                                                                           295.5          263.4
    Construction in progress                                                                             18.1            7.2
                                                                                                     --------       --------
                                                                                                        610.2          543.3
    Accumulated depreciation                                                                           (238.0)        (204.9)
                                                                                                     --------       --------
                                                                                                        372.2          338.4

Deferred loan costs, net                                                                                  8.6            7.1
Unallocated purchase price                                                                              136.1           12.6
Intangible assets, net                                                                                    3.8            0.1
Other                                                                                                     0.3            0.1
Goodwill                                                                                                 69.2           47.1
                                                                                                     --------       --------

                                                                                                     $  733.5       $  554.3
                                                                                                     ========       ========

                                                          LIABILITIES AND EQUITY
Current liabilities:
    Accounts payable                                                                                 $   28.5       $   19.0
    Accrued salaries                                                                                     24.4           18.6
    Other current liabilities                                                                            14.3           10.7
    Estimated third-party payor settlements                                                               8.2           17.9
                                                                                                     --------       --------
                                                                                                         75.4           66.2

Long-term debt                                                                                          250.0          150.0
Deferred income taxes                                                                                    24.9           21.0
Professional liability risks and other liabilities                                                       25.6           16.9

Minority interest in equity of consolidated entity                                                         --            5.2

Stockholders' equity:
    Preferred stock                                                                                        --             --
    Common stock                                                                                          0.4            0.4
    Capital in excess of par value                                                                      297.2          285.0
    Unearned ESOP compensation                                                                          (19.3)         (22.5)
    Notes receivable for shares sold to employees                                                          --           (5.7)
    Retained earnings                                                                                    79.3           37.8
                                                                                                     --------       --------
                                                                                                        357.6          295.0
                                                                                                     --------       --------
                                                                                                     $  733.5       $  554.3
                                                                                                     ========       ========


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LPNT Announces Year-End Results
Page 6
February 18, 2003

                            LIFEPOINT HOSPITALS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               DOLLARS IN MILLIONS

                                                                             THREE MONTHS ENDED               YEARS ENDED
                                                                                DECEMBER 31,                  DECEMBER 31,
                                                                          -----------------------       -----------------------
                                                                            2002           2001           2002           2001
                                                                          --------       --------       --------       --------
Cash flows from operating activities:
    Net income                                                            $   17.6       $   10.3       $   41.5       $   33.3
    Adjustments to reconcile net income to net
        cash provided by operating activities:
           Depreciation and amortization                                       9.9            9.9           37.9           34.7
           ESOP expense                                                        2.3            2.4            9.7           10.4
           Minority interest in earnings of consolidated entity                 --            0.8            2.2            2.7
           Deferred income taxes                                               2.4            6.3            3.0            6.9
           Reserve for professional liability risk, net                        1.7            0.7            9.2            7.0
           Extraordinary loss on early retirement of debt                      0.6             --           31.1            2.6
           Gain on previously impaired assets                                   --             --             --           (0.5)
           Tax benefit from stock option exercises                             0.4             --            1.7            8.1
           Increase (decrease) in cash from operating assets
               and liabilities, net of effects from acquisitions:
                  Accounts receivable                                         (2.1)           7.8          (16.9)          (1.0)
                  Inventories and other current assets                        (1.8)          (0.6)          (3.2)          (0.6)
                  Accounts payable and accrued expenses                       (9.9)         (11.6)           1.7            2.8
                  Income taxes payable                                         7.0           (4.7)           6.9           (3.5)
                  Estimated third-party payor settlements                     (7.5)           0.9          (10.1)           9.6
           Other                                                               0.3            0.3            0.1            1.6
                                                                          --------       --------       --------       --------

                  Net cash provided by operating activities                   20.9           22.5          114.8          114.1

Cash flows from investing activities:
    Purchases of property and equipment, net                                 (18.5)          (7.3)         (60.7)         (35.8)
    Purchase of facilities, net of cash received                            (137.1)         (30.7)        (137.1)         (36.5)
    Purchase of minority interest                                            (25.0)            --          (25.0)            --
    Other                                                                      0.3           (0.3)          (1.9)           4.0
                                                                          --------       --------       --------       --------

                  Net cash used in investing activities                     (180.3)         (38.3)        (224.7)         (68.3)

Cash flows from financing activities:
    Proceeds from stock offering, net                                           --             --             --          100.4
    Repayments of bank debt                                                     --             --             --         (139.3)
    Repurchases of senior subordinated notes                                  (3.4)            --         (176.5)            --
    Proceeds from issuance of convertible notes, net                            --             --          242.5             --
    Proceeds from exercise of stock options                                    0.6            0.2            3.0           12.2
    Proceeds from employee loans                                               0.5             --            5.7             --
    Other                                                                      0.9           (0.7)           1.0           (1.6)
                                                                          --------       --------       --------       --------

                  Net cash (used in) provided by financing activities         (1.4)          (0.5)          75.7          (28.3)

Change in cash and cash equivalents                                         (160.8)         (16.3)         (34.2)          17.5
Cash and cash equivalents at beginning of period                             183.8           73.5           57.2           39.7
                                                                          --------       --------       --------       --------

Cash and cash equivalents at end of period                                $   23.0       $   57.2       $   23.0       $   57.2
                                                                          ========       ========       ========       ========

Interest payments                                                         $    7.3       $    8.6       $   16.3       $   20.8
                                                                          ========       ========       ========       ========

Income taxes paid, net                                                    $    2.8       $    6.4       $   21.0       $   18.4
                                                                          ========       ========       ========       ========


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

LPNT Announces Year-End Results
Page 7
February 18, 2003

                            LIFEPOINT HOSPITALS, INC.
                       UNAUDITED SUPPLEMENTAL INFORMATION
                               DOLLARS IN MILLIONS

                                          FOR THE THREE MONTHS ENDED                          FOR THE YEARS ENDED
                                                 DECEMBER 31,                                    DECEMBER 31,
                                  ------------------------------------------      ------------------------------------------
                                          2002                    2001                    2002                    2001
                                  ------------------      ------------------      ------------------      ------------------
                                  AMOUNT       RATIO      AMOUNT       RATIO      AMOUNT       RATIO      AMOUNT       RATIO
                                  ------       -----      ------       -----      ------       -----      ------       -----
Revenues                          $201.9       102.5%     $164.3       100.1%     $743.6       101.7%     $619.4       100.3%
Less:  Prior year
    contractual adjustments         (5.1)       (2.5)%      (0.1)       (0.1)%     (13.0)       (1.7)%      (2.0)       (0.3)%
                                  ------       -----      ------       -----      ------       -----      ------       -----

                                   196.8       100.0%      164.2       100.0%      730.6       100.0%      617.4       100.0%

Salaries and benefits               78.8        40.0%       64.2        39.1%      291.4        39.9%      243.2        39.4%
Supplies                            24.8        12.6%       20.8        12.7%       92.2        12.6%       78.2        12.7%
Other operating expenses            36.0        18.4%       32.3        19.6%      137.1        18.7%      120.8        19.5%
Less:  Adjustment for
    legal fees(1)                     --         0.0%         --         0.0%       (0.9)       (0.1)%        --         0.0%
Provision for
    doubtful accounts               16.4         8.3%       11.7         7.1%       55.2         7.6%       45.8         7.4%
                                  ------       -----      ------       -----      ------       -----      ------       -----
                                   156.0        79.3%      129.0        78.5%      575.0        78.7%      488.0        79.0%
                                  ------       -----      ------       -----      ------       -----      ------       -----

EBITDA(2), excluding
    prior  year contractual
    adjustments and
    associated legal fees         $ 40.8        20.7%     $ 35.2        21.5%     $155.6        21.3%     $129.4        21.0%
                                  ======       =====      ======       =====      ======       =====      ======       =====

(1) Adjustment for legal fees are expenses incurred related to prior year contractual adjustments.

(2) EBITDA is defined as income before depreciation and amortization, interest expense, gain on previously impaired assets, ESOP expense, minority interest in earnings of consolidated entity, extraordinary items and income taxes. EBITDA is commonly used as an analytical indicator within the healthcare industry and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States and the items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.


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

LPNT Announces Year-End Results
Page 8
February 18, 2003


                            LIFEPOINT HOSPITALS, INC.
                              UNAUDITED STATISTICS

                                                         THREE MONTHS ENDED                            YEARS ENDED
                                                            DECEMBER 31,                               DECEMBER 31,
                                                ------------------------------------      --------------------------------------
                                                  2002          2001        % CHANGE        2002           2001         % CHANGE
                                                -------       -------       --------      --------       --------       --------
ACTUAL:
Number of hospitals at end of period                 28            23         21.7%             28             23         21.7%
Licensed beds at end of period                    2,617         2,197         19.1%          2,617          2,197         19.1%
Weighted average licensed beds                    2,404         2,120         13.4%          2,248          2,011         11.8%
Average daily census                                901           784         14.9%            865            783         10.5%
Average length of stay                              4.0           4.0          0.0%            4.1            4.0          2.5%

Revenues ($ in millions)                        $ 201.9       $ 164.3         22.9%       $  743.6       $  619.4         20.0%
Revenues per equivalent admission               $ 5,131       $ 4,911          4.5%       $  4,986       $  4,796          4.0%
Equivalent admissions(1)                         39,353        33,461         17.6%        149,152        129,163         15.5%
Outpatient factor(1)                               1.92          1.86          3.1%           1.91           1.82          5.0%
Outpatient surgeries                             17,067        15,231         12.1%         65,545         57,423         14.1%
Inpatient surgeries                               6,133         5,309         15.5%         23,030         20,042         14.9%
Emergency room visits                            92,960        80,191         15.9%        355,891        313,110         13.7%
Admissions                                       20,531        17,988         14.1%         77,927         70,891          9.9%

Net outpatient revenues as a
    percentage of net revenues                     48.9%         48.2%         N/A            49.8%          47.8%         N/A

SAME-HOSPITAL(2):
Number of hospitals at end of period                 21            21          0.0%             21             21          0.0%
Licensed beds at end of period                    1,962         1,963         (0.1)%         1,962          1,963         (0.1)%
Weighted average licensed beds                    1,962         1,963         (0.1)%         1,961          1,971         (0.5)%
Average daily census                                765           747          2.4%            778            774          0.5%
Average length of stay                              4.1           4.0          2.5%            4.1            4.0          2.5%

Revenues ($ in millions)                        $ 174.4       $ 154.8         12.7%       $  673.6       $  609.8         10.5%
Revenues per equivalent admission               $ 5,348       $ 4,966          7.7%       $  5,104       $  4,806          6.2%
Equivalent admissions(1)                         32,614        31,166          4.6%        131,976        126,868          4.0%
Outpatient factor(1)                               1.89          1.83          3.6%           1.88           1.81          3.9%
Outpatient surgeries                             15,127        14,308          5.7%         60,566         56,500          7.2%
Inpatient surgeries                               5,284         5,041          4.8%         20,897         19,774          5.7%
Emergency room visits                            76,297        73,938          3.2%        313,970        306,857          2.3%
Admissions                                       17,255        17,074          1.1%         70,051         69,977          0.1%

Net outpatient revenues as a
    percentage of net revenues                     48.5%         46.9%         N/A            48.9%          47.5%         N/A

(1) Equivalent admissions is used by management and investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(2) Same-hospital information excludes the operations of hospitals that the Company acquired during the years presented. The costs of corporate overhead are included in same-hospital information.


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